EX-35.7
(logo)WELLS FARGO

Wells Fargo Bank, NA


CMBS Department
MAC N9401-011
1055 10th Avenue S.E.
Minneapolis, MN 55414

Wells Fargo Bank, NA
9062 Old Annapolis Road
Columbia, MD 21045

RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A. ("Wells Fargo"), hereby certifies as follows for the calendar year 2012:

(a) a review of Wells Fargo's activities as Custodian under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period.


March 19, 2013

/s/Kathleen Marshall
Kathleen Marshall
Vice President


Wells Fargo Bank, N.A.

(page)

To: Wells Fargo Bank, NA

Schedule A

List of Servicing Agreement(s) and Series

1 Pooling and Servicing Agreement for COMM 2012-CCRE5 Commercial Mortgage Pass-Through Certificates Wells Fargo Bank, N.A. as Custodian.